UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 21, 2009

Shutterfly, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	99-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 21, 2009, Shutterfly Inc. (the “Company”) identified an error in the software application used to calculate its stock-based compensation expense and has concluded that it is necessary to restate certain previously issued financial statements for material errors in the amount of stock-based compensation recorded.  As a result of identifying the error, the Company will restate its financial statements for the years ended December 31, 2007 and 2008, to record additional stock-based compensation expense of approximately $0.7 million in 2007 and $1.1 million in 2008.  The Company has also calculated the financial statement impact of this error on the quarters ended March 31, 2009 and June 30, 2009, and concluded that such amounts were not material to those financial statements.  As stock-based compensation expense is a non-cash item, there is no impact to net cash provided or used by operations in any period and there is no impact on the previously reported amounts for Adjusted EBITDA or Free Cash Flow, two of the Company’s non-GAAP financial measures.

Since 2006, the Company has licensed software from a third-party to automate the administration of its employee equity programs and calculate its stock-based compensation expense.  The third-party published a technical bulletin that identified a change to its most current software version to correct computational errors in determining stock-based compensation expense.  Subsequently, the Company identified that the version of the software it used to calculate stock-based compensation contained the same error and that it had incorrectly calculated stock-based compensation expense by continuing to apply a weighted average forfeiture rate to the vested portion of stock option awards until the grant’s final vest date, rather than reflecting actual forfeitures as awards vest.  The net effect of the error was an understatement of stock-based compensation expense in certain periods prior to the grant’s final vest date.  Correction of the financial statement errors will result in changes to the timing of stock-based compensation expense over the vesting period of the awards during the relevant periods, but will not change the total stock-based compensation expense calculated for any grant.

In light of the error and pending restatement, the Company’s consolidated balance sheets as of December 31, 2007 and 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years ended December 31, 2007 and 2008, and related auditors reports thereon, should no longer be relied upon. The Company is also evaluating its prior conclusions in Management’s Report on Internal Control Over Financial Reporting and its evaluation of disclosure controls and procedures contained in its Annual Report on Form 10-K for the year ended December 31, 2008.  The Company also evaluated the impact of the errors on the interim financial statements for 2007 and 2008 filed in Form 10-Q and concluded that the errors were not material to any of those interim financial statements, and as such, those filings do not require amendment.  However, when those interim financial statements are included in future filings, they will be restated to reflect the corrections reflected in the 2007 and 2008 full year financial statements.

The Company currently expects to file restated financial statements for the affected periods on Form 10-K/A as soon as practicable and prior to the filing of its Quarterly Report on Form 10-Q for the three months ended September 30, 2009, which it expects to file on a timely basis.  The Company will announce its third quarter 2009 financial results as previously scheduled on Wednesday, October 28, 2009.

The decision to restate the Company’s previously issued financial statements was made by the Audit Committee of the Company’s Board of Directors, following consultation with and upon the recommendation of management.  The Company discussed the matters relating to the restatement with PricewaterhouseCoopers, LLP, the Company’s independent registered public accounting firm.

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are the Company's current expectations and beliefs.  These forward-looking statements include statements about anticipated filing dates for the restated financial statements. Factors that could cause actual results to differ materially with respect to our anticipated results include the fact that the review process, which includes that of our independent registered public accounting firm, is ongoing and could take longer than anticipated. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Mark J. Rubash Mark J. Rubash Senior Vice President & Chief Financial Officer
Date:  October 23, 2009